Exhibit 99.1

March 31, 2022

Dakota Gold Corp. Announces Merger Closing
as Part of a Specific Focus on Revitalizing the
Homestake District in Lead, South Dakota

LEAD, SOUTH DAKOTA – Dakota Gold Corp. (“Dakota Gold” or the “Company”) is pleased to announce the completion of the merger (the “Merger”) between Dakota Territory Resource Corp. (“Dakota Territory”) and JR Resources Corp. (“JR Resources”) pursuant to an Amended and Restated Agreement and Plan of Merger, dated September 10, 2021 (the “Merger Agreement”).

Dakota Gold expects to receive approval to list its common stock on the NYSE American and the Company anticipates that trading will commence on or about April 5, 2022. Dakota Gold’s common stock will trade under the symbol “DC”. The last day of trading Dakota Territory common stock on the OTCQB was March 30, 2022, as on March 31, 2022, Dakota Territory common stock is no longer quoted on the OTCQB. The Company recommends that holders who acquired shares of Dakota Territory common stock through the OTC Markets monitor their institution or brokerage account to ensure their holdings are correctly reflected under the new ticker symbol. Dakota Gold intends to list its warrants for trading on the NYSE American following the effectiveness of its related registration statement on Form S-1.

Dakota Gold is a South Dakota-based pure play gold exploration and development company with a specific focus on revitalizing the Homestake District in Lead, South Dakota. Dakota Gold maintains high-caliber gold mineral properties covering over 40 thousand acres surrounding the historic Homestake Mine. The Dakota Gold team is focused on new gold discoveries and opportunities that build on the legacy of the Homestake District and its 145 years of gold mining history.

“On behalf of the board and management of Dakota Gold, and the entire team in Lead, South Dakota, I want to personally thank all shareholders of Dakota Territory and JR Resources, and all of our new shareholders who participated in Dakota Territory’s $50 million private placement. All of you have directly contributed to the success of Dakota Gold Corp.,” said Jonathan Awde, President and Chief Executive Officer of Dakota Gold. “Because of this support, we were able to dramatically expand our land package and close several mineral ownership deals with Barrick Gold Corporation, making us the largest landowner in the historic Homestake District. We have also established an ESG fund to support various local and State initiatives,” added Mr. Awde.

Co-Chairman and Director, Dr. Robert Quartermain stated, “Our strategy is to apply an entrepreneurial spirit guided by a strong shareholder alignment to acquire properties and advance projects with a sense of urgency in the Homestake District of South Dakota. This merger enables Dakota Gold to move forward and focus on its strategic objectives.”

Photo 1: Dakota Gold’s 2,112 mineral-acre Maitland Gold Property contiguous to the historic Homestake Mine in South Dakota.

Photo 2: Initial Phase 1 drill program of 16-20 holes for 90,000 feet now underway at the Maitland Gold Property in South Dakota.

Completion of Merger

Dakota Territory shareholders adopted and approved the Merger Agreement and approved the Merger at a meeting of stockholders on March 24, 2022. As a result of the Merger and pursuant to the Merger Agreement:

•	Dakota Territory shareholders will receive one share of Dakota Gold common stock for each share of Dakota Territory common stock;

•	JR Resources shareholders will continue to hold shares of JR Resources (which was renamed Dakota Gold Corp.); and

•	Prior to the completion of the Merger, JR Resources completed a reverse share split such that the total number of JR Resources shares was proportionately reduced to 35,641,667 JR Resources shares.

For example, on the closing of the Merger:

•	A Dakota Territory shareholder holding 100 Dakota Territory shares will receive 100 shares of Dakota Gold;

•	A Dakota Territory convertible security holder holding 100 Dakota Territory convertible securities will receive 100 convertible securities of Dakota Gold;

•	A JR Resources shareholder holding 100 JR Resources shares will receive 72 shares of Dakota Gold; and

•	A JR Resources warrantholder holding 100 JR Resources share purchase warrants will receive 72 Dakota Gold share purchase warrants.

To receive Dakota Gold shares upon closing, Dakota Territory registered shareholders must complete the letter of transmittal printed on green paper that they received from Odyssey Trust Company. This letter of transmittal contains instructions for how to surrender Dakota Territory stock certificates (or affidavit of loss, if applicable) or shares held in book-entry or other uncertificated form in order to exchange them for shares of Dakota Gold common stock. Shares of Dakota Gold common stock will be in uncertificated book-entry form.

A beneficial holder of Dakota Territory shares does not have Dakota Territory shares registered in his or her name; rather, such Dakota Territory shares are registered in the name of a nominee (i.e. broker, investment dealer, trust company, bank or other registered holder) on his or her behalf. If you are a beneficial holder of Dakota Territory shares, you should contact your nominee for instructions and assistance in delivering your DRS statement(s) or certificate(s) representing Dakota Territory shares and receiving consideration for such Dakota Territory shares.

About Dakota Gold Corp.

Dakota Gold is a South Dakota-based responsible gold exploration and development company with a specific focus on revitalizing the Homestake District in Lead, South Dakota. Dakota Gold has high-caliber gold mineral properties covering over 40 thousand acres surrounding the historic Homestake Mine.

The Dakota Gold team is focused on new gold discoveries and opportunities that build on the legacy of the Homestake District and its 145 years of gold mining history.

Subscribe to Dakota Gold’s e-mail list at www.dakotagoldcorp.com to receive the latest news and other Company updates.

Inquiries

Shareholder and Investor Inquiries: For more information, please contact Jonathan Awde at +1 604-761-5251 or JAwde@dakotagoldcorp.com.

Inquiries regarding the proxy statement and letters of transmittal: For more information, please contact Daniel Cherniak at +1 605-906-8363 or DCherniak@dakotagoldcorp.com.

Cautionary Note to U.S. Investors

The SEC limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our property currently does not contain any known proven or probable ore reserves under SEC reporting standards. Our reference above to the various formations and mineralization believed to exist in our property as compared to historical results and estimates from other property in the district is illustrative only for comparative purposes and is no indication that similar results will be obtained with respect to our property. U.S. investors are urged to consider closely the disclosure in our latest reports filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the Merger. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the effect of the announcements regarding the Merger on the market price of Dakota Gold common stock, the possibility that the anticipated benefits of the Merger will not be realized, or will not be realized within the expected time period, the inability to meet expectations regarding the accounting and tax treatments of the Merger, the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, the possibility that the listing of Dakota Gold common stock on the NYSE American will be delayed or does not occur for reasons beyond our control, diversion of management’s attention from ongoing business operations and opportunities, the execution and timing of our planned exploration activities, our use and evaluation of historic data, our ability to achieve our strategic goals, fluctuations in the market price of the Company’s common stock following the Merger, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of Dakota Territory’s Annual Report on Form 10-K for the year ended March 31, 2021, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC, including the registration statement on Form S-4 that has been filed with the SEC in connection with the Merger and the proxy statement filed on Form DEF 14A. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. We do not give any assurance that we will achieve our expectations.

Important Information and Where You Can Find It

This document relates to the proposed Merger involving Dakota Territory and JR Resources. JR Resources has filed a registration statement on Form S-4 with the SEC, which includes a proxy statement of Dakota Territory and a prospectus of JR Resources (referred to as a proxy statement/prospectus), Dakota Territory has filed a proxy statement on Form DEF 14A (referred to as a proxy statement), and each party will file other documents with the SEC regarding the proposed transaction. Investors and holders of Dakota Territory’s securities are urged to carefully read the entire proxy statement/prospectus, PROXY STATEMENT and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Dakota Territory and JR Resources with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and holders of Dakota Territory’s securities are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Dakota Territory’s website at www.dakotagoldcorp.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This communication is also not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

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